Tanger Announces the Election of Retail Industry Leader Sonia Syngal to its Board of Directors Greensboro, N.C. (September 23, 2024) – Tanger® (NYSE: SKT), a leading operator of outlet and open-air retail shopping destinations, announced today that the company’s board of directors has elected Sonia Syngal as a director of the company, effective September 23, 2024. This addition expands Tanger’s board from nine to 10 members. Syngal is the former CEO of Gap Inc. and has nearly 30 years of industry experience and leadership, with a proven track record in global supply chain operations, brand management, and product-to-market innovation across the retail, technology, and automotive sectors. As CEO of Gap Inc. from 2020 to 2022, Syngal led the leading U.S. apparel provider through a period of unprecedented challenges. During her tenure, she financially stabilized the company and doubled e-commerce revenue across its portfolio of billion-dollar lifestyle brands, including Gap, Banana Republic, Old Navy, and Athleta. Previously, as the CEO of Old Navy, Syngal led the brand’s strategic turnaround, expanding its market presence and e-commerce capabilities. Prior to Old Navy, she spent more than a decade in other leadership and operational roles with Gap that supported the company’s growth and supply chain evolution and helped expand its European outlet business. Earlier in her career, Syngal grew her knowledge of global operations, logistics, and supply chain management in roles of increasing responsibility with Sun Microsystems and Ford Motor Company. “I am thrilled to have Sonia join our board of directors. Her deep expertise as a Fortune 500 executive leader will strengthen the capabilities of our board,” said Stephen Yalof, President and Chief Executive Officer, Tanger. “We’re confident her proven ability to optimize and successfully implement business strategies, omni-channel growth, and change management will be invaluable as we advance our growth and portfolio enhancement strategies.” Bridget Ryan-Berman, lead independent director of Tanger’s board, added, “It is a pleasure to welcome a leader in the global fashion industry to Tanger’s board. Sonia’s extensive experience and insights support our ongoing work to refresh and grow our board’s expertise. I look forward to her contributions as we collaborate to serve Tanger’s continued growth.” “Tanger has demonstrated a clear vision for growing its offerings, expanding its platform, and elevating the shopping experience for its customers,” said Syngal. “I am excited to work alongside Tanger’s board and leadership team to continue executing that vision and driving its success forward.” Syngal also serves on the board of governors of Boys & Girls Clubs of America, as a senior advisor to Accenture, and as a champion for Journey to Lead, a non-profit network designed to advance visionary women leaders. She has previously served on the board of directors of Gap Inc., on the board of trustees of The Gap Foundation, as a member of the California Governor’s Task Force on Business and Jobs Recovery, and on the steering committee of The Fashion Pact, a non-profit organization focused on a nature positive and net-zero future for fashion. Syngal earned a Bachelor of Science in mechanical engineering from Kettering University and a Master of Science in manufacturing systems engineering from Stanford University. About Tanger® Tanger Inc. (NYSE: SKT) is a leading owner and operator of outlet and open-air retail shopping destinations, with over 43 years of expertise in the retail and outlet shopping industries. Tanger’s portfolio of 38 outlet centers, one adjacent managed center, and one open-air lifestyle center includes over 15 million square feet well positioned across tourist destinations and vibrant markets in 20 U.S. states and Canada. A publicly traded REIT since 1993, Tanger continues to innovate the retail experience for its shoppers with over 3,000 stores operated by more than 700 different brand name companies. For more information on Tanger, call 1-800-4TANGER or visit tanger.com. The Company uses, and intends to continue to use, its Investor Relations website, which can be found at investors.tanger.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about the Company can also be found through social media channels. The Company encourages investors and others interested in the Company to review the information on its Investor Relations website and on social media channels. The information contained on, or that may be accessed through, our website or social media platforms is not incorporated by reference into, and is not a part of, this document. Forward-Looking Statements This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," or similar expressions. These forward-looking statements are based upon the beliefs and expectations of management at the time of this release. You should not rely on forward-looking statements since they involve known and unknown risks and uncertainties which could cause actual results to differ materially from those presented in the forward-looking statements. Please refer to the documents filed by the Company with the SEC, including specifically the "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and the Company's other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. The Company does not undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. Media Contact Kasie Wilson KWT Global Tanger@kwtglobal.com Investor Relations Contact Doug McDonald SVP, Treasurer and Investments (336) 856-6066 TangerIR@tanger.com # # #